Your Way Spring 2019 An Inside Look at Shippensburg’s Office Upgrade Page 3 Refreshed Design Improved Features More Personalized Service Banking Done Your Way 1.888.264.6116. fmtrust.bank Franklin Financial Services Corporation

TimTalk
Shareholder Update



Q1
Timothy (Tim) G. Henry
President & CEO


FRANKLIN FINANCIAL SERVICES CORPORATION
IS NOW TRADING ON NASDAQ
CONGRATULATIONS!
Franklin Financial Services Corporation
FRAF NasdaqListed
Nasdaq
RENÉ BROWN

Looking Forward to a Transformative Year

It is my sincere pleasure to address you through this updated shareholder communication to inform you of the progress and potential of our company.

We will use this quarterly format to supplement our normal communications (such as Forms 8-K, 10-Q and 10-K) to share with you news of recent accomplishments and actions taken at the bank that will lead to the continued success of your company.

Already this year we have recognized a number of exciting positive events that will be important to the future success of the company.

On May 1, Franklin Financial Services Corporation common stock began listing on the Nasdaq Stock Market under the trading symbol **FRAF**. I believe that listing on the Nasdaq will enhance our visibility in the marketplace, increase the liquidity of our stock, broaden our shareholder base by attracting new investors and ultimately build long-term shareholder value.

Having great people working at the bank is the key to our long-term success and on January 2nd we were happy to welcome Susan Rosenberg as our Chief Investment and Trust Officer. Susan has served in various senior leadership roles in the wealth management industry. Additionally, she spent ten years practicing law with a focus on trusts, estate planning and probate for individuals, families and business owners. We couldn't be more excited to welcome Susan to our organization.

You will find in this newsletter details about a significant investment we made in Menno Haven – a nonprofit senior living provider in Franklin County. But we've also made noteworthy investments in other organizations in South Central Pennsylvania including Spirit Trust Lutheran – another nonprofit senior living provider located in Chambersburg. Additionally, we invested in the United Way, the Central Penn Youth Ballet, Women In Need and the Waynesboro Area Business Education & Community Foundation – just to name a few.

We make these contributions because we believe it is our corporate responsibility to give back to the communities that have helped make our company successful. And more importantly, we give back because we care about making a positive difference in the lives of our neighbors.

2019 looks to be a transformative year for us, and we are excited about our prospects. We expect to successfully execute on all fronts, and we look forward to continuing to build long-term shareholder value.

As always, we appreciate your continued support.

Very truly yours,

Timothy G. Henry

*Please see forward-looking statement on page 4.



SHIPPENSBURG 2.0

SHIPPENSBURG COMMUNITY OFFICE RENOVATION



The new pod-style interior of the Shippensburg location.

F&M Trust recently completed the renovation of its Shippensburg Community Office.

As part of the renovation, counters have been replaced with pods – circular, individual units that allow customers to stand side-by-side with Financial Services Representatives to review accounts on computer screens without the separation of a counter. The modified layout enhances communication while still remaining secure and efficient.

This marks the sixth significant renovation the bank has undertaken since 2015. F&M Trust's Waynesboro location was the first office to be fully renovated. Since then, offices in Boiling Springs, Greencastle and two in Chambersburg have also been transformed.

The renovations reflect a new understanding of the way customers are using community offices today. Working in conjunction with our investments in digital technology, we believe in the value of creating personal connections with our customers, and the pods are the tools by which we enrich those interactions.

It's another way F&M Trust is shaping banking around its customer's needs.

It's banking done your way.

PAGE 2 ■ SPRING 2019
Franklin Financial Services Corporation F&M TRUST YourWay
SPRING 2019 ■ PAGE 3

1st Quarter Financial Highlights

Dollars in thousands except per-share data / Unaudited

Selected Financial Data	Mar 31, 2019	Mar 31, 2018
Total Assets	$ 1,212,960	$ 1,168,542
Loans, Net	$ 967,785	$ 930,664
Deposits	$ 1,076,491	$ 1,034,461
Book Value per Common Share	$ 27.54	$ 26.83
Return on Average Assets*	1.08%	1.21%
Return on Average Equity*	10.90%	12.17%

*Year to date annualized

Market Value Per Share



Source: S&P Global Market Intelligence
$40.00
$38.00
$36.00
$34.00
$32.00
$30.00
$34.25
$34.77
$31.50
$36.00
QUARTER ENDED
JUN 30, 2018
SEP 30, 2018
DEC 31, 2018
MAR 31, 2019



$38.00
FIRST QUARTER HIGH
FIRST QUARTER LOW
$30.87

COMPLETE EARNING DETAILS AVAILABLE AT **FRANKLINFIN.COM**

Certain statements appearing herein which are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements refer to a future period or periods, reflecting management's current views as to likely future developments, and use words "may," "will," "expect," "believe," "estimate," "anticipate," or similar terms. Because forward-looking statements involve certain risks, uncertainties and other factors over which Franklin Financial Services Corporation has no direct control, actual results could differ materially from those contemplated in such statements. These factors include (but are not limited to) the following: general economic conditions, changes in interest rates, changes in the Corporation's cost of funds, changes in government monetary policy, changes in government regulation and taxation of financial institutions, changes in the rate of inflation, changes in technology, the intensification of competition within the Corporation's market area, and other similar factors.

We caution readers not to place undue reliance on these forward-looking statements. They only reflect management's analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K.

Leading the Way

We are proud to recognize these additions to our team.

Susan Rosenberg



Chief Investment & Trust Services Officer

In her new role, Susan is responsible for managing the Investment and Trust Services Department, insuring the department's compliance with regulatory requirements and supervising a team of 31 professionals. Additionally, she will oversee the department's assets under management and assets held at third-party brokers of more than $806 million.

Will Barnum



Assistant Technology Services Manager

In his new position, Will is responsible for managing all aspects of the bank's Technology Services Department, implementing strategies to achieve goals developed for the department as part of the bank's annual budget and ensuring information technology activities are secure, stable and compliant, among other duties.

Karen Metz



Community Office Manager for Greencastle & Marion

In her new role, Karen is responsible for actively contributing to the efforts to grow retail and small business loans, deposits and noninterest income to increase profitability with the Greencastle and Marion markets by fulfilling sales, service and referral needs of walk-in customers.

PLUS: Senior Management Titles Streamlined

In an effort to realign titles to more accurately reflect the roles of senior management officials within their departments, the following changes have been made:

- **Steve Butz** is now **Chief Commercial Services Officer**.
- **Trish Hanks** is now **Chief Retail Services Officer**.
- **Matt Weaver** is now **Chief Marketing Officer**.
- **Karen Carmack** is now **Chief Human Resources Officer**.
- **Lorie Heckman** is now **Chief Risk Officer**.

PAGE 4 ■ SPRING 2019

Franklin Financial Services Corporation F&M TRUST Your Way

SPRING 2019 ■ PAGE 5

CLIENT SPOTLIGHT “We know we would be nothing without the community around us. Leo Schoenhofen and Anne Schoenhofen, Co-Owners Loftier Success(es) It started with a simple goal: Grow their small-scale café kiosks throughout Chambersburg. Third generation owners of The Butcher Shoppe, Anne and Leo Schoenhofen needed a new commercial kitchen. So they purchased a two-story warehouse, but when they saw the second floor, they knew they had to do something more with the awesome space. The Grant Street Loft, the new special event venue, was born. Financed by F&M Trust, the project involved renovating for a commercial kitchen on the first floor, a chic event center on the second level, and a trendy rooftop deck. “F&M Trust was excited about our growth. They were like, ‘Yeah, let’s do this. Let’s make this work.’ Not every bank does that. F&M Trust wanted to see what was next.” – ANNE SCHOENHOFEN, Owner Team photo (from left): Phil Pantano, VP, Commercial Services, Franklin, Fulton, and Huntingdon County Market Manager, F&M Trust; Leo Schoenhofen and Anne Schoenhofen, Co-Owners, The Grant Street Loft. Helpful Ways F&M Trust Commits $50,000 to Menno Haven Menno Haven is a nonprofit senior living provider in Franklin County, and the commitment is part of a capital campaign to fund its five-year community expansion plan known as Project GENESIS. “At F&M Trust, we care about giving back to our community. We are proud to support the good work being done and hope this contribution will make a difference in the lives of seniors in Chambersburg.” – Tim Henry, President and CEO Announced in 2016, the $76.5 million project includes creating a new rehabilitation center, replacing the original 1964 nursing home, adding memory care houses, building a new resident-life center, constructing a new health care center and adding new independent-living cottages. It is being funded through a mix of bonds, loans and raise capital. Menno Haven’s goal is to raise $15 million in gifts, multi-year pledges and planned gifts to fund the projects. “Part of Menno Haven’s foundation was built on the premise of philanthropy and good stewardship. Every penny collected goes back into our communities to ensure the long-term future of the organization, reinvesting in our people, and pursuing growth opportunities allowing us to better serve our community,” said Hugh Davis, CEO of Menno Haven. Exterior of the Northgate Apartment Building Page 6 Spring 2019 Franklin Financial Services Corporation F&M Trust Your Way Spring 2019 Page 7

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Your Way IN THIS EDITION 2 Tim Talk Notes from the President 3 Shippensburg 2.0 Total Office Renovation 4 Investor News 1st Quarter Review 5 Leading the Way Personnel Highlights 6 Loftier Success(es) Client Spotlight 7 Helpful Ways Project Genesis Support Franklin Financial Services Corporation F&M Trust Spring 2019 PO Box 6010 Chambersburg PA 17201 PRESORTED STANDARD U.S. POSTAGE PAID COMPUTERSHARE HOW IS OUR COMMUNITY BANK SERVING YOU? SEE INSIDE > EQUAL HOUSING LENDER MEMBER FDIC